UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2022

D and Z Media Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39934	85-3390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2870 Peachtree Road NW, Suite 509 Atlanta, GA	30305
(Address of principal executive offices)	(Zip Code)

(404) 585-8233
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	DNZ.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	DNZ	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	DNZ WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2022, Mark Wiltamuth resigned as the Chief Financial Officer of D and Z Media Acquisition Corp. (the “Company”) effective as of January 8, 2023. Mr. Wiltamuth’s resignation was not the result of any dispute or disagreement with the Company or the board of directors of the Company (the “Board”) on any matter relating to the Company’s operations, policies or practices, including its controls of financial-related matters.

In connection with Mr. Wiltamuth’s resignation, on December 27, 2022, the Board appointed Betty Liu as the Chief Financial Officer of the Company effective as of January 8, 2023. Ms. Liu will also continue to serve as the Chairman, President and Chief Executive Officer of the Company. Additional information regarding, among other things, Ms. Liu’s background and compensatory arrangements is contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 12, 2022 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D AND Z MEDIA ACQUISITION CORP.

By:	/s/ Betty Liu
	Name:	Betty Liu
	Title:	Chief Executive Officer

Date: December 30, 2022

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